                                                                   EXHIBIT 10.23

                                 CIMA LABS INC.
                              EMPLOYMENT AGREEMENT
                              WITH JOHN M. SIEBERT


         THIS AGREEMENT is entered into effective as of the date of signing by and between CIMA LABS INC., a Delaware corporation (the "Company"), and John M. Siebert, Ph.D. (the "Employee").

         WHEREAS the Company desires to engage the Employee in the position of President and Chief Executive Officer to render services for the Company on the terms and conditions set forth in this Agreement;

         WHEREAS, the Employee desires to be retained by the Company as its President and Chief Executive Officer; and

         WHEREAS, both parties recognize the critical importance to the Company, its employees, and its investors of preserving the confidentiality of the Company's trade secrets and confidential information and of protecting the Company against competition from former executives or other key employees of the Company following their separation from the Company;

         NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

         1. EMPLOYMENT AND TERM. Subject to the terms and conditions herein provided, the Company hereby continues employment of the Employee, and the Employee hereby accepts employment by the Company, for a term continuing as of January 1, 2001 and thereafter for three (3) years to January 1, 2004. The employment

                                                                   EXHIBIT 10.23

term of the Employee will expire at the expiration of this (3) year employment continuation term, without further obligation for either party. On or before January 1, 2003, the Company expects to indicate to the Employee whether the Company is interested in continuing employment of the Employee with respect to a new employment agreement.

         Notwithstanding the foregoing, the Company may terminate the Employee's employment for cause and without notice and without further obligation of any kind to the Employee. For purposes of this Agreement, "cause" means:

         (a) any felony conviction;

         (b) use of intoxicating beverages or chemical abuse that negatively affects job performance (following at least one written warning);

         (c) an act or acts of personal dishonesty taken by the Employee and intended to result in personal enrichment of the Employee at the expense of the Company;

         (d) any material breach of the Employee's obligations under this Agreement;

         (e) the willful misconduct or gross negligence of the Employee in connection with the performance of his duties, responsibilities, agreements, and covenants hereunder, or his failure to comply with the reasonable rules, regulations, policies, directions, and restrictions as may be established from time to time by the Board of Directors, and which misconduct, negligence, or failure shall continue for a period of thirty (30) days after written notice to the Employee; or

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                                                                   EXHIBIT 10.23

         (f) willful conduct of the Employee which brings discredit to the Company, its products, or its services.

         It is further agreed that the term of the Employee's employment under this Agreement shall automatically terminate in the event of the Employee's death. In the event the Employee becomes mentally or physically disabled during the term of employment hereunder, his employment under this Agreement shall terminate as of the date such disability is established. As used in this paragraph, the term "disabled" shall have the meaning as set forth in the Americans with Disabilities Act, as amended. Upon termination for disability, the Employee shall be entitled to receive continuation of his base salary (as herein defined) for a period of one hundred eighty (180) days. Upon termination in the event of the Employee's death, the Company shall continue to pay the Employee's base salary (as herein defined) for a period of one hundred eighty
(180) days.

         2. DUTIES AND REPRESENTATIONS OF THE EMPLOYEE. During the Employee's employment hereunder, he shall serve as the Company's President and Chief Executive Officer. The Employee shall devote his full time, attention, knowledge, and skill exclusively to the loyal service of the Company. The Employee represents and warrants to the Company that: (a) his acceptance of employment under this Agreement and his performance of the duties contemplated herein are not in conflict with any obligation, undertaking, or agreement between the Employee and any third party; and (b) he has not and will not, during the course of his employment with the Company, disclose or utilize without permission, any confidential or proprietary information, trade

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                                                                   EXHIBIT 10.23

secrets, materials, documents, or property owned by any third party. The Company through the Compensation Committee expects to evaluate the Employee's performance every twelve (12) months during the term of this Agreement.

         3. COMPENSATION. The Company shall pay to the Employee the following compensation:

         (a) BASE SALARY. The Company shall pay to the Employee an annual base salary of $305,000 beginning January 1, 2001, less legally required deductions and withholdings, payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time-to-time. On January 1, 2002, the annual base salary will be adjusted upwards by 5%. On January 1, 2003, the annual base salary will be adjusted upwards from the 2002 increase by an incremental 5%. In the event of change of control of the Company which leads to the termination or separation of the Employee (1) because the position is eliminated, (2) because continuing to work in the position would require the Employee to transfer to a work site outside a 100-mile radius of his work location at the time of change in control and Employee is unwilling to relocate, or because his responsibilities change so substantially that the Employee has effectively been removed from the position held by him prior to the change in control, the Employee will automatically get an additional twelve (12) months of compensation or the remainder of his contract (less any amount of salary received in a subsequent job during such twelve (12) month period or remainder of contract, as applicable), whichever is longer, in addition to the benefits of any corporate severance plan, during which time the terms of the Agreement will remain in full force and effect.

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                                                                   EXHIBIT 10.23

         (b) INCENTIVE BONUS. The Employee will be entitled to receive an incentive bonus award of up to seventy percent (70%) of his base salary depending upon the achievement of objectives defined and agreed to by the Compensation Committee of the Board of Directors prior to the last Board meeting of each calendar year. The award for achievement that occurs against objectives in that year will be agreed-upon by the Compensation Committee and paid before February 1 of the next year. The determination of whether and when any of the objectives are achieved shall be in the reasonable discretion of the Compensation Committee. The determination of any additional incentive bonus programs shall be in the sole discretion of the Compensation Committee. In the event of change of control of the Company, a minimum bonus of $150,000 will be paid for each year of compensation remaining under the terms of this Agreement for which a bonus has not yet been paid.

         (c) PARTICIPATION IN BENEFIT PLANS. The Employee shall also be entitled to participate in all employee benefit plans or programs of the Company, including any disability and life insurance group plans, to the extent that his position, title, tenure, salary, age, health, and other qualifications make him eligible to participate. The Company will provide a life insurance policy with minimum payout of $500,000 in the event the Employee is killed or disabled during travel which is undertaken in the course of business.

         (d) VACATION. During the term of the Employee's employment under this Agreement, the Employee shall be entitled to take twenty-five (25) days of vacation per year with pay, at such times as shall be mutually convenient to the Company and the

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                                                                   EXHIBIT 10.23

Employee. Vacation time may be accumulated throughout the term of this and any prior Agreements. Two weeks before the final Board meeting of each year, the Vice President, CFO will provide the Compensation Committee with a report outlining the Employee's paid time off (PTO) taken and remaining for that year.


         (e) EMPLOYMENT-RELATED EXPENSES. The Company shall pay or reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers in accordance with the Company's normal policies for expenses verification.

         (f) CAR ALLOWANCE. The Employee will be paid a car allowance in the amount of six hundred fifty dollars ($650.00) per month, consistent with the Company's payroll and accounting practices.

         (g) STOCK OPTION. Subject to the terms of the Company's Equity Incentive Plan, and subject to the Employee executing this document, the Company shall issue to the Employee an incentive stock option to purchase one hundred thousand (100,000) shares of common stock in the Company effective at the date of signing this Agreement. This award will vest as follows: (i) thirty-three percent (34%) of the shares subject to the option will vest on December 31, 2002; (ii) thirty-three percent (33%) of the shares subject to the option will vest on December 31, 2003; (iii) thirty-three percent (33%) of the shares subject to the option will vest on December 31, 2004; subject to accelerated vesting as provided in the Equity Incentive Plan.

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                                                                   EXHIBIT 10.23

         Any payment or benefit hereunder shall be reduced to the extent that, due to the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, such reduction would increase the Employee's after-tax income. The Employee shall determine which payments or benefits shall be so reduced."

         4. CONFIDENTIAL INFORMATION. Except as permitted or directed by the Company's Board of Directors, during the term of this Agreement or at any time thereafter, the Employee shall not divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of business of the Compete) any confidential or secret knowledge of the Company which the Employee has acquired or become acquainted with or will acquire or become acquainted with prior to the termination of the period of his employment by the Company, whether developed by himself or by others, concerning any trade secrets, confidential or secret designs, processes, formulae, plans, devices, or materials (whether or not patented or patentable), directly or indirectly useful in any aspect of the business of the Company, any customer or supplier list of the Company, any confidential or secret development or research work of the Company, or any other confidential information or secret aspects of the business of the Company. The Employee acknowledges that the above-described knowledge or information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company and its predecessors, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company would be wrong and would cause irreparable harm to the Company. Both during and after the

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                                                                   EXHIBIT 10.23

term of this Agreement, the Employee will refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality, however, shall not apply to any knowledge or information which is now published or which subsequently becomes generally publicly known in the form in which it was obtained from the Company, other than as a direct or indirect result of a breach of this Agreement by the Employee.

         5. RETURN OF PROPRIETARY PROPERTY. The Employee agrees that all property in the Employee's possession belonging to the Company, including without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards, and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if the Employee authored, created, or assisted in authoring or creating such property. The Employee shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

         6. RESTRICTIVE COVENANT. The Employee acknowledges that the Company needs to be protected against the potential for unfair competition and impairment of the Company's good will by the Employee's use of the Company's training, assistance, confidential information, and trade secrets in direct competition with the Company. The Employee therefore agrees that for a period of one (1) year from the date of termination of his employment hereunder, the Employee shall not operate, join, control, be employed by, or participate in ownership, management, operation, or control of, or be

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                                                                   EXHIBIT 10.23

connected in any manner as an independent contractor, consultant, or otherwise, with any person or organization engaged in any business activity which is the same as, or directly competitive with any business of the Company or any successor of the Company as of the date of the termination of his employment hereunder within the states of the United States of America. The Employee expressly agrees that the provisions of this paragraph 6 shall survive the termination of the Employee's employment hereunder or the termination of this Agreement for a period of one (1) year, whether such termination be voluntary or involuntary or with or without cause.

         7. COVENANT NOT TO RECRUIT. The Employee recognizes that the Company's work force constitutes an important and vital aspect of its business. The Employee agrees that for a period of one (1) year following the termination of his employment hereunder or the termination of this Agreement for any reason whatsoever, he shall not recruit, or assist anyone else in the solicitation of, any of the Company's then current employees to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated or connected, whether as an owner, employee, partner, agent, investor, consultant, contractor or otherwise.

         8. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Employee may not assign this Agreement or any rights hereunder. Any purported or attempted assignment or transfer by the Employee of this

                                                                   EXHIBIT 10.23

Agreement or any of the Employee's duties, responsibilities, or obligations hereunder shall be void.

         9. NOTICES. For purposes of this Agreement, notices provided in this Agreement shall be in writing; and shall be deemed to have been given when personally served, sent by courier or mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the last known residence address of the Employee or, in the case of the Company, to its principal office to the attention of the Board of Directors, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         10. CONSTRUCTION AND SEVERABILITY. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Minnesota. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity will not in any way affect the legality or validity of any other provision hereof. It is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets; and respecting competition by the Employee following his separation by the Company.

         11. ARBITRATION. Except as provided in this paragraph, any claims or disputes of any nature between the parties arising from or related to the performance, breach, termination, expiration, application, or meaning of this Agreement or any matter relating to the Employee's employment and the termination of that employment by the

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                                                                   EXHIBIT 10.23

Company, shall be resolved exclusively by arbitration before the American Arbitration Association in Minneapolis, Minnesota, in accordance with the applicable rules then obtaining of the American Arbitration Association.

         The decision of the arbitrator(s) shall be final and binding upon both parties Judgment of the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons each party intends to all at the hearing.

         This paragraph shall have no obligation to claims by the Company asserting a violation of or seeking to enforce, by injunction or otherwise, the terms of paragraphs 4, 5, 6 and 7 above. Such claims may be maintained by the Company in a lawsuit subject to the terms of paragraph 12 below. The Employee agrees that, in addition to, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of paragraphs 4, 5, 6 and 7 by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefore, and the Company shall be entitled to recover from the Employee its reasonable attorneys' fees and costs in enforcing the provisions of paragraphs 4, 5, 6 and 7.

         12. VENUE. Any action at law, suit in equity, or judicial proceeding arising directly, indirectly, or otherwise in connection with, out of, related to or from this

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                                                                   EXHIBIT 10.23

Agreement or any provision hereof, shall be litigated only in the courts of the State of Minnesota, County of Hennepin. The Employee waives any right the Employee may have to transfer or change the venue of any litigation brought against the Employee by the Company.

         13. ENTIRE AGREEMENT. This Agreement sets forth the entire Agreement between the Company and the Employee with respect to his employment by the Company and there are no undertakings, covenants, or commitments other than as set forth herein. This Agreement may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Agreement supersedes any and all prior understandings or agreements between the parties.

         14. COUNTERPARTS. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         15. CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

         16. SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the expiration of this Agreement or the termination of the Employee's employment hereunder, shall continue in full force and effect, notwithstanding the Employee's termination of employment hereunder or the expiration of this Agreement.

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                                                                   EXHIBIT 10.23

         17. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof, or the exercise of any other right or remedy granted hereby or by any related document or by law. No single or partial waiver of rights or remedies hereunder, nor any course of conduct of the parties, shall be construed as a waiver of rights or remedies by either party (other than as expressly and specifically waived).

         18. RELIANCE BY THIRD PARTIES. This Agreement is intended for the exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom, absent the express written consent of the party to be charged with such reliance or benefit.

         IN WITNESS WHEREOF, the parties have signed this Agreement.


CIMA LABS INC.                                                 CIMA LABS INC.

By:          Terrence W. Glarner                             By:             John M. Siebert
             --------------------------------------------                    -------------------------------------------
             Print Name                                                      Print Name

Its:         Chairman of the Board                           Its:            President and CEO
             --------------------------------------------                    -------------------------------------------
             Title                                                           Title


             --------------------------------------------                    -------------------------------------------
             Signature                                                       Signature

Dated:                                                       Dated:
             --------------------------------------------                    -------------------------------------------

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